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                                                                   EXHIBIT 10.28


                       SECOND NOTE MODIFICATION AGREEMENT

         THIS SECOND NOTE MODIFICATION AGREEMENT (this "Agreement") is made this 1st day of April, 1998, by and among BIORELIANCE CORPORATION, a corporation organized and in good standing under the laws of the State of Delaware, successor in interest to Microbiological Associates, Inc. (the "Company"), MA BIOSERVICES, INC., a corporation organized and in good standing under the laws of the State of Delaware ("MA BioServices"), MAGENTA CORPORATION., a corporation organized and in good standing under the laws of the State of Delaware ("Magenta") and MAGENTA VIRAL PRODUCTION, INC., a corporation organized and in good standing under the laws of the State of Delaware ("Magenta Viral"; together with the Company and MA BioServices, each a "Borrower" and collectively, the "Borrowers") and NATIONSBANK, N.A., successor in interest to Maryland National Bank, each a national banking association, its successors and assigns, (the "Lender").

                             INTRODUCTORY STATEMENT

         A. The Lender has made a loan (the "Loan") in the original principal amount of One Million Eight Hundred Thousand Dollars ($1,800,000), which Loan is evidenced by that certain Promissory Note dated June 27, 1996, from the Company, BioReliance, Limited, a corporation organized and existing under the laws of Scotland, formerly known as Microbiological Associates Limited, Microbiological Associates International Limited and ("MAL"), Magenta Corporation ("Magenta"), and Magenta Services, Ltd., a corporation organized and existing under the laws of Scotland ("Magenta Services") in favor of the Lender, and which Promissory Note was amended and restated in its entirety pursuant to the provisions of that certain Amended and Restated Promissory Note dated September 19, 1996 in the principal amount of One Million Eight Hundred Thousand Dollars ($1,800,000), from the Company, MAL, Magenta and Magenta Services in favor of the Lender (the Promissory Note as amended and restated in its entirety is hereinafter called, the "Original Note"). The Original Note was modified pursuant to that certain Note Modification Agreement dated October 31, 1997 by and among the Borrowers and the Lenders (the Original Note as amended hereby is hereinafter called the "Note").

         B. The Loan is currently governed by the provisions of that certain First Amended and Restated Loan Agreement (the "Original Loan Agreement") dated December 1, 1994, by and among the Company, MAL, Magenta, Magenta Services and the Lender, which Original Loan Agreement was amended by that certain Modification of Loan Agreement dated April 25, 1995, by and among the Company, MAL, Magenta, Magenta Services and the Lender, which Original Loan Agreement was further amended by that certain Modification of Loan Agreement dated August 7, 1995 by and among the Company, MAL, Magenta, Magenta Services and the Lender, which Original Loan Agreement was further amended by that certain Modification of Loan Agreement dated January 18, 1996, by and among the Company, MAL, Magenta, Magenta Services and the Lender, which Original Loan Agreement was further amended by that certain Modification of Loan Agreement dated May 31, 1996 by and among the Company, MAL, Magenta, Magenta Services and the Lender, and which Original Loan Agreement was further modified by that certain Second Modification of

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Loan Agreement dated June 27, 1996, by and among the Company, MAL, Magenta,
Magenta Services and the Lender, which among other things, obligated the Company to cause MA Holding, GmbH, a German Company ("MA Holding") to become an additional maker on the Loan (the Original Loan Agreement, as thereafter amended, is hereinafter called the "Loan Agreement").

         C. The Loan Agreement was amended and restated in its entirety upon the terms and subject to the conditions set forth in that certain Amended and Restated Replacement Loan Agreement dated October 31, 1997 by and among the Borrowers and the Lender, which Amended and Restated Replacement Loan Agreement is being amended by that certain First Amendment to Amended and Restated Replacement Loan Agreement of even date herewith by and among the Borrowers and the Lender (the Amended and Restated Replacement Loan Agreement as the same may be amended from time to time, the "Restated Loan Agreement").

         D. The Borrowers have requested and the Lender has agreed to modify the terms of repayment of the Loan.

         E. In order to induce the Lender to modify the terms of repayment of the Loan, the parties hereto have agreed to execute and deliver this Agreement.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the premises and for the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereto, for themselves, their respective heirs, personal representatives, successors and assigns do hereby mutually covenant and agree as follows:

         1. Incorporation of Recitals. The parties hereto acknowledge and agree that the recitals hereinabove set forth are true and correct in all respects and that the same are incorporated herein and made a part hereof.

         2. Outstanding Obligations. The parties hereto acknowledge and agree
(a) that the outstanding principal balance of the Note as of March 31, 1998 is $1,170,000 (the "Principal Sum"), (b) that interest on the unpaid principal balance of the Note has been paid through March 31, 1998, and (c) that the unpaid principal balance of the Note, together with accrued and unpaid interest thereon, is due and owing subject to the terms of repayment hereinafter set forth, without defense or offset.

         3. Continuation of Loan Terms. Except as otherwise expressly set forth below, the outstanding principal balance of the Note shall continue to bear interest and to be repaid on the terms and subject to the conditions set forth in the Note and the other documents evidencing and securing the Loan (this Agreement, the Note, the Restated Loan Agreement and all such other documents, whether currently existing or hereafter executed, and all modifications thereto, extensions or renewals thereof and substitutions therefor being hereinafter collectively referred to as the "Loan Documents"). All capitalized terms used but not defined in this Agreement shall have the meaning given to such terms in the Loan Documents.


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         4. Interest. Commencing as of the 1st day of April, 1998, until all sums due under the Loan shall be repaid in full, the unpaid principal balance of the Note shall bear interest at a rate which is at all times equal to the fluctuating at the LIBOR Rate (as hereinafter defined), plus the applicable LIBOR Rate Additional Percentage (the "LIBOR Rate Option").

                  (1) For purposes hereof, the "LIBOR Rate Additional Percentage" shall mean the percentages applicable to the Loan in accordance with the following:

                           (i) If the ratio of Funded Debt divided by EBITDA is equal to or greater than 2.75 to 1.0, the LIBOR Rate Additional Percentage shall be two and 15/100 percent (2.15%);

                           (ii) If the ratio of Funded Debt divided by EBITDA is less than 2.75 to 1.0, but equal to or greater than 2.0 to 1.0, the LIBOR Rate Additional Percentage shall be one and nine tenths percent (1.90%);

                           (iii) If the ratio of Funded Debt divided by EBITDA is less than 2.0 to 1.0, but equal to or greater than 1.25 to 1.0 the LIBOR Rate Additional Percentage shall be one and four tenths percent (1.40%); and

                           (iv) If the ratio of Funded Debt divided by EBITDA is less than 1.25 to 1.0, the LIBOR Rate Additional Percentage shall be one percent (1.0%)

                  (2) The initial the LIBOR Rate Additional Percentage shall be one percent (1.00%). Thereafter, the applicable LIBOR Rate Additional Percentage for all Advances shall be calculated and adjusted quarterly, based on the quarterly financial statements of the Borrowers required to be submitted to the Lender pursuant to Section 5.1(c) of the Restated Loan Agreement, commencing with the statements for the quarter ending December 31, 1997. Such quarterly changes shall be effective commencing five (5) Banking Days after submission by the Borrowers of the required financial statements; it being understood, however, that, subject to the provisions of the immediately following sentence, in the event the quarterly financial statements are not submitted when due, the LIBOR Rate Additional Percentage shall be two and 15/100 percent (2.15%), until such financial statements are submitted as required, at which time, the LIBOR Rate Additional Percentage (for the balance of the quarterly period) shall be determined as set forth above. If such financial statements are not submitted when due, but are received within thirty (30) days of when due, the Lender will return to the Borrowers any additional interest collected in excess of the amount that should have otherwise been due hereunder based on the financial statements. For purposes of the Note, "Funded Debt" and "EBITDA" shall each be determined based on the consolidated quarterly financial statements of the Borrowers and shall have the meanings set forth in the Restated Loan Agreement.

                  (3) For purposes hereof, the "LIBOR Rate" shall mean a fluctuating rate of interest equal to the one month rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the one month London interbank


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offered rate for deposits in Dollars at approximately 11:00 a.m. (London time)
on the second preceding business day as adjusted from time to time in Lender's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs. If for any reason such rate is not available, the term "LIBOR Rate" shall mean the fluctuating rate of interest equal to the one month rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the one month London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) on the second preceding business day, as adjusted from time to time in Lender's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs; provided, however, if more than one rate is specified on Reuters Screen LIBO page, the applicable rate shall be the arithmetic mean of all such rates. "Telerate Page 3750" means the British Bankers Association Libor Rates (determined as of 11:00 a.m. London time) that are published by Dow Jones Telerate, Inc.


                  (4) The Borrowers shall pay to the Lender, as additional interest, the following sums, at the time and in the manner hereinafter set forth:

                                    i)      if, due to either:  (i) the
introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or (ii) the compliance by the Lender with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining advances of all or a portion of the Principal Sum, then the Borrowers shall from time to time, upon demand by the Lender, pay to the Lender additional amounts to indemnify the Lender against any such increased costs. A certificate as to the amount of such increased costs submitted to the Borrowers by the Lender shall be conclusive. It shall be deemed, for purposes of computing any increased costs pursuant to this Section, that (i) the making and maintaining of advances of the Principal Sum which accrue interest based on the LIBOR Rate have been made by the Lender from its office in London, England and (ii) the funding of each Advance of the Principal Sum by the Lender which accrues interest based on the LIBOR Rate has been made through the London Interbank Market. Such additional cost shall be payable hereunder at the time and in the manner that interest is payable hereunder for such costs incurred since the last interest payment;

                                    ii)     the  Borrowers  shall  also  pay to
the Lender at the time and in the manner that interest is payable hereunder for each advance, the cost since the last interest payment date, as determined in good faith by the Lender, of complying, in connection with such advance during such interest period, with any reserve, special deposit or similar requirement (including but not limited to reserve requirements under Federal Reserve Regulation D) imposed or deemed applicable against any assets held by or deposits or accounts in or with or credit extended by the Lender, or the office of the Lender in London, England, by any United States governmental authority charged with the administration of such requirements. Each notification as to the amount of such cost, delivered to the Borrowers by the Lender shall, in the absence of manifest error, be conclusive as to the amount of such cost. It shall be deemed for purposes of computing cost pursuant to the above provision that the making and maintaining of each advance which accrues interest based on the LIBOR Rate has been made by the Lender through its office in London, England.


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                  (5) In respect to any interest rate election hereunder and any transactions contemplated hereby, the Borrowers authorize the Lender to accept, rely upon, act upon and comply with, any verbal or written instructions, requests, confirmations and orders of Michael R. N. Thomas or Sherry L. Rhodes on behalf of the Borrowers. The Borrowers acknowledge and agree that the transmission between the Borrowers and the Lender of any such instructions, requests, confirmations and orders involves the possibility of errors, omissions, mistakes and discrepancies and agrees to adopt such internal measures and operational procedures to protect its interests. By reason thereof, the Borrowers hereby assume all risk of loss and responsibility for, releases and discharges the Lender from any and all responsibility or liability for, and agrees to indemnify, reimburse on demand and hold the Lender harmless from, any and all claims, actions, damages, losses, liability and expenses by reason of, arising out of or in any way connected with or related to, (i) the Lender's acceptance, reliance and actions upon, compliance with or observation of any such instructions, requests, confirmations or orders, and (ii) any such errors, omissions, mistakes and discrepancies, except those caused by the Lender's gross negligence or willful misconduct.

                  (6) All interest payable under the terms of the Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

         5. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR ARBITRATION OF COMMERCIAL DISPUTES OF ENDISPUTE, INC., D/B/A J.A.M.S./ENDISPUTE ("J.A.M.S.") AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF AN INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING ANY ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS INSTRUMENT, AGREEMENT OR DOCUMENT RELATES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

         (A) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN MONTGOMERY COUNTY, MARYLAND AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR. IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCING OF SUCH HEARING FOR AN ADDITIONAL SIXTY (60) DAYS.


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         (B) RESERVATION OF RIGHTS. NOTHING IN THIS INSTRUMENT, AGREEMENT OR
DOCUMENT SHALL BE DEEMED TO: (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY THE LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. Section 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE LENDER: (A) TO EXERCISE SELF HELP REMEDIES (BUT NOT INCLUDING SETOFF), OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF ANY ACTION FOR FORECLOSURE OR FOR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         6. Expenses. In consideration of the Lender's agreement to modify the Loan, the Borrowers covenant and agree to pay all other reasonable fees, costs, charges and expenses incurred by the Lender in connection with the preparation of this Agreement and the modification of the Loan, including without limitation, the Lender's reasonable attorneys fees and all recording costs.

         7. Events of Default. The events of default specifically enumerated in the Note are hereby amended and replaced with the following enumerated events of default, and the occurrence of any of the following events shall constitute an event of default and shall entitle the Lender to exercise all rights and remedies provided in the Note, as well as all other rights and remedies provided to the Lender under the terms of any of the other Loan Documents as a result of the occurrence of the same:

                  (a) The Borrowers shall fail to make any payment of principal or interest when due on the Note, or on any other promissory note or other obligation payable by any of the Borrowers to the Lender and such failure remains uncured for five (5) days after written notice thereof;

                  (b) The Borrowers shall fail to comply with the terms of any covenant or agreement contained herein and such failure remains uncured for thirty (30) days after notice thereof unless the nature of the default is such that it cannot be cured within the thirty (30) day period, and the Borrowers institute corrective action within the thirty (30) day period, and the Borrowers complete the cure within a period of an additional sixty (60) days; or


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                  (c) An event of default (as described or defined therein)
shall occur under any of the Loan Documents, and such event of default is not cured within any applicable grace period provided therein.

         8. Continuing Agreements; Novation. Except as expressly modified hereby, the parties hereto ratify and confirm each and every provision of the Note and each of the other Loan Documents as if the same were set forth herein. In the event that any of the terms and conditions in the Note or in any of the other Loan Documents conflict in any way with the terms and provisions hereof, the terms and provisions hereof shall prevail. The parties hereto covenant and agree that the execution of this Agreement is not intended to and shall not cause or result in a novation with regard to the Note and/or the other Loan Documents and that the existing indebtedness of the Borrowers to the Lender evidenced by the Note is continuing, without interruption, and has not been discharged by a new agreement.

         9. Entire Agreement. NO STATEMENTS, AGREEMENTS OR REPRESENTATIONS, ORAL OR WRITTEN, WHICH MAY HAVE BEEN MADE TO ANY OF THE BORROWERS OR TO ANY EMPLOYEE OR AGENT OF ANY OF THE BORROWERS, EITHER BY THE LENDER OR BY ANY EMPLOYEE, AGENT OR BROKER ACTING ON THE LENDER'S BEHALF, WITH RESPECT TO THE MODIFICATION OF THE LOAN, SHALL BE OF ANY FORCE OR EFFECT, EXCEPT TO THE EXTENT STATED IN THIS AGREEMENT, AND ALL PRIOR AGREEMENTS AND REPRESENTATIONS WITH RESPECT TO THE MODIFICATION OF THE LOAN ARE MERGED HEREIN.

         10. Captions. The captions herein set forth are for convenience only and shall not be deemed to define, limit or describe the scope or intent of this Agreement.

         11. Governing Law. The provisions of this Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Maryland as the same may be in effect from time to time.

         12. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original. It shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on more than one counterpart.


                         [SIGNATURES ON FOLLOWING PAGE]


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         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.


WITNESS/ATTEST:                             BIORELIANCE CORPORATION


______________________________              By:__________________________(SEAL)
                                               Name:
                                               Title:

WITNESS/ATTEST:                             MA BIOSERVICES, INC.


______________________________              By:__________________________(SEAL)
                                               Name:
                                               Title:

WITNESS/ATTEST:                             MAGENTA CORPORATION


______________________________              By:__________________________(SEAL)
                                               Name:
                                               Title:


WITNESS/ATTEST:                             MAGENTA VIRAL PRODUCTION, INC.


______________________________              By:__________________________(SEAL)
                                               Name:
                                               Title:


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WITNESS:                                    NATIONSBANK, N.A.



______________________________              By:__________________________(SEAL)
                                               Elizabeth F. Shore
                                               Vice President



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